FOR IMMEDIATE RELEASE

Contact:
Robert J. Brittain, President and CEO
Tel:(518) 842-7200
Fax:(518) 842-7500
Harold A. Baylor, Jr.,  Vice Pres., CFO, and Treas.
Tel:(518) 842-7200
Fax:(518) 842-1688


            Ambanc Holding Co., Inc. Announces Second Favorable Court
                   Decision in Eight Days in Stockholder Suit


     Amsterdam, N.Y., (June 5, 1998) Ambanc Holding Co., Inc. announced that for the second time in eight days the federal district court for the middle district of Pennsylvania denied a request by Seymour Holtzman, a stockholder of Ambanc, for an injunction preventing the holding of the annual stockholders meeting of the company now set for June 12, 1998. The Company had adjourned the meeting of May 22, 1998, in order to provide stockholders with additional information regarding both the Company's proposed merger with AFSALA Bancorp, Inc. and Mr. Holtzman's lawsuit and the resulting court decision rejecting his request to enjoin the May 22, 1998 meeting.

     Robert Brittain, President of Ambanc, said "We have prevailed in court in both actions and now look forward to reconvening our annual meeting of stockholders on June 12, 1998. While prevailing in court, we have nevertheless tried to satisfy Mr. Holtzman's concerns, as we would with any shareholder. We hope that the dispute is ended."



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